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                                                                       EXHIBIT 5


                                 June 22, 1998



Cardinal Health, Inc.

5555 Glendon Court
Dublin, Ohio 43016

        Re: Registration Statement on Form S-4 of Cardinal Health, Inc.
            -----------------------------------------------------------

Ladies and Gentlemen:

     We are acting as special counsel to Cardinal Health, Inc., an Ohio corporation ("Cardinal"), in connection with the Registration Statement filed today by Cardinal with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 25,261,131 common shares, without par value ("Cardinal Common Shares"), of Cardinal proposed to be issued in connection with the merger (the "Merger") of GEL Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Cardinal ("Subcorp"), with and into R.P. Scherer Corporation, a Delaware corporation ("Scherer"), as described in the Joint Proxy Statement/Prospectus that is a part of the Registration Statement (the "Joint Proxy Statement/Prospectus").

     In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Cardinal and Subcorp, and other instruments, including an opinion of Ohio counsel, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

     Based upon and subject to the foregoing, we are of the opinion that the Cardinal Common Shares being registered under the Registration Statement, when issued pursuant to the Merger following approval of the Agreement and Plan of Merger, dated as of May 17, 1998, by and among Cardinal, Subcorp and Scherer, by the requisite votes of the stockholders of Scherer and the shareholders of Cardinal (if required by applicable law or the rules of the New York Stock Exchange), will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Joint Proxy Statement/Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,


                                          /s/ Wachtell, Lipton, Rosen & Katz